UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported):  July 17, 2009

Commission file number 1-06155 AMERICAN GENERAL FINANCE CORPORATION
(Exact name of registrant as specified in its charter)
Indiana	35-0416090
(State of Incorporation)	(I.R.S. Employer Identification No.)
601 N.W. Second Street, Evansville, IN	47708
(Address of principal executive offices)	(Zip Code)
(812) 424-8031
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Entry into the Home Affordable Modification Program

On July 17, 2009, MorEquity, Inc. (“MorEquity”), a direct subsidiary of American General Finance Corporation (“AGFC”), entered into a Commitment to Purchase Financial Instrument and Servicer Participation Agreement (the “Agreement”) with the Federal National Mortgage Association, as financial agent for the United States, which provides for participation in the Home Affordable Modification Program (the “HAMP Program”) sponsored by the United States Department of the Treasury (the “U.S. Treasury Department”). American International Group, Inc. (“AIG”) is AGFC’s indirect parent. As part of a Securities Purchase Agreement between AIG and the U.S. Treasury Department dated April 17, 2009, AIG agreed that its subsidiaries that are eligible will join the HAMP Program and will comply with the HAMP Program guidelines.

MorEquity entered into the Agreement as the servicer with respect to AGFC’s centralized real estate finance receivables, which at March 31, 2009 totaled approximately $8.2 billion. The HAMP Program is designed to assist certain eligible homeowners who are at risk of foreclosure by applying loan modification requirements in a stated order of succession until their monthly payments are lowered to a specified percentage target of their monthly gross income.

MorEquity, as a participant in the HAMP Program, may receive an initial incentive payment for each modified loan, plus additional incentives if the borrower stays in the HAMP Program.

AGFC’s historical loan modification approach has been to determine whether and what type of modification is warranted on an individual loan basis. However, the HAMP Program utilizes a prescriptive approach. MorEquity’s participation in the HAMP Program will reduce AGFC’s income to the extent that MorEquity modifies loans to reduce the interest rate, to forbear principal, or to extend the term of the loan, among other things. These amounts may be partially offset by fees that the U.S. Treasury Department pays to MorEquity, to the extent that MorEquity qualifies for those fees. AGFC also anticipates increased servicing expenses in connection with the HAMP Program because MorEquity’s loan systems will have to be modified to accommodate processing of HAMP Program modifications, and to comply with HAMP Program reporting, escrow and other requirements.

The Agreement is attached as Exhibit 10.1 hereto and is incorporated into this Item 1.01 by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 10.1 Commitment to Purchase Financial Instrument and Servicer Participation Agreement dated July 17, 2009

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMERICAN GENERAL FINANCE CORPORATION
(Registrant)
Date:	July 23, 2009	By	/s/	Donald R. Breivogel, Jr.
Donald R. Breivogel, Jr.
Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit

(10.1)

Commitment to Purchase Financial Instrument and Servicer Participation Agreement dated July 17, 2009